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                                LABOUR CONTRACT

which was concluded by and between
BANKNET ADATATVITELI ES MUSZAKI FEJLESZTO KORLATOIT FELELOSSEGU TARSASAG
Seat:                         1121 Budapest, Konkoly-Thege ut 29-33.,
                              building XXXI.
Registration number:          01 09 160172
Tax registration number:      10644209-2-01
Chamber registration nr.      103685
Social Security reg. nr.      60907-4
Statistical number:           10644209-9305-113-01
as the Employer (hereinafter: the "EMPLOYER") - represented by its Founder:
Dynamic 1-T, Inc. (seat: Suite 400, 10200 W 44 Avenue, Wheat Ridge, Colorado 80033, USA; represented by Mr. Patrick D. Doyle, member of the Board of Directors) - and

MR. PETER BERECZ
Identity card number:         AU-VI. 955836
Mother's name:                Siska Erzsebet
Social Security number:       020557278
Tax number:                   8326932930
Residential address:          1213 Budapest, Puli Setany 14.
as the Employee (hereinafter: the "EMPLOYEE")
-hereinafter collectively referred to as the "PARTIES"- at the place and on the date below, on the following terms conditions:

PREAMBLE
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The Parties establish that a labour contract was concluded between them on
March 29, 2000 based on which the Employee commenced to work on April 14, 2000 at the Employer as a General Manager.

The Parties establish that Dynamic 1-T, Inc., the Founder of the Employer (hereinafter: the "FOUNDER") appointed the Employee to fulfill the position of the Managing Director of the Employer for a period of two (2) years from May 24, 2000, which appointment the Employee accepted on May 24, 2000.

Therefore, the Parties agree to terminate the previous labour contract signed on March 29, 2000 and conclude a new labour contract (hereinafter: this "LABOUR CONTRACT") as of the date of this Labour Contract.

The terms and conditions of this Labour Contract are the following:

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1.   ENGAGEMENT, PLACE AND SCHEDULE OF WORK
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1.1  ENGAGEMENT

The Employer employs the Employee for a definite period of time, from May 24, 2000 to May 24, 2002 as Managing Director. The Employee's duties are described in detail in the Employee's work description attached to this Labour Contract as Annex 1.

The Parties state that for the purposes of Act XXII of 1992 on the Hungarian Labour Code (hereinafter: the "LABOUR CODE") the Employee qualifies as an "executive officer" of the Employer.

1.2  PLACE OF WORK

The Employee will work at the seat of the Employer located in 1121 Budapest, Konkoly-Thego 29-33, ut building XXXI, unless the nature of the work requires otherwise.

1.3  SCHEDULE OF WORK

The Employee will work 40 hours per week. The Employee will determine his own work schedule as well as the time away from work (vacation) in accordance with the provisions set forth in this Labour Contract.

Accordingly, the Employee will not be entitled to remuneration for work performed outside of official working hours.

2.  TERM
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2.1  This Labour Contract will be effective from May 24, 2000 to May 24, 2002.

2.2 Taking into consideration that the Employee's company law appointment by the Founder to be the Managing Director of the Employer is for a period of two
(2) years, the Parties agree that they will hold discussions in order to conclude a new employment contract six months before the termination of this Labour Contract (i.e.; May 24, 2002) the latest.

3.   SALARY
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3.1  The Employee's salary is the HUF equivalent of US$ 60,000 [United States
Dollars Sixty Thousand]. The payment made in HUF is to be calculated by using the selling rate of Exchange of OTB Bank valid on the last working day of each month.

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3.2  The Employee's salary is to be paid to the Employee by the Employer by bank transfer to the Bank account of the Employee by the HUF equivalent of US$5,000 kept by OTP Bank. The Employer shall pay 70% of the salary to account number 1177-3054-5299 and 30% of the salary to account number 1177-3212 0434 5389 on the last working day of the month.

3.3 The Employer shall review the Employee's salary annually, and based on the Employee's performance and the Employee's achievements, the Employer may increase the Employee's salary.

3.4 The Employee shall be provided with a fully funded company car for business and personal use.

4.   EMPLOYER'S REPRESENTATIVE

4.1 The parties establish that regarding Sections 150(1)j) and 172(1) of Act CXLIV of 1997 on Companies, approving the conclusion of this Labour Contract (i.e. as a contract to be concluded with the managing director of a company) falls within the exclusive competence of the Founder.

Accordingly, Mr. Patrick D. Doyle, the member of the Board of Directors of the Founder, shall exercise the rights of the Employer.

5.   MODIFICATION

The parties can only modify this Labour Contract by mutual consent in writing.

6.   TERMINATION

6.1 Since the employment is established for a definite period of two (2) years, the employment can only be terminated by mutual consent of the parties or by extraordinary notice with immediate effect.

The parties establish that the Employer may also terminate the employment if the Employer pays the Employee one year's salary, or his average salary for the period remaining from the employment if such period is less than one year.

6.2 The agreement terminating the employment relationship by mutual consent shall be made in writing.
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6.3  The Employer or the Employee may terminate the employment relationship by extraordinary notice if the other party:
a) violates his substantive obligations arising from the employment relationship intentionally or with gross negligence, or
b) otherwise demonstrates behaviour that makes the continuation of the employment relationship impossible.

Extraordinary notice is justified especially, but not exclusively, in the following cases:

a) working under the influence of alcohol;
b)unjustified absence exceeding 3 days or more occasions;
c)negligent work, or not working in accordance to the prescriptions or orders;
d)willingly causing damage;
e)committing a crime;
f)in case of sub point 11.4;
g)in case of sub point 12.2.

The right of extraordinary notice shall be exercised within fifteen (15) days of learning the reason that serves as its basis, but not more than within three
(3) years of the occurrence of such reasons, or in the event of a criminal offense up to the end of the period prescribed in statute of limitations.

7. RULES FOR THE TERMINATION OF EMPLOYMENT

7.1 Upon termination of employment, the Employee shall be paid his work wages and other emoluments on the last day spent in work.

7.2 Upon the termination of employment the Employer shall present the Employee with a certificate.

The certificate shall contain:

a) the Employee's personal data;
b) the Employee's TAJ number;
c) the period spent in the Employer's employment;
d) any debt to be deducted from the Employee's wages on the basis of an enforceable ruling or the law, as well as the person entitled thereto;
e) the amount of sick leave used by the Employee in the year the employment ceases.

The Employer shall also certify that the Employee's wages are not encumbered by any debt as specified in point b).

7.3 Upon the Employee's request, upon the termination of his employment, and within a year thereof, the Employer shall provide a work certificate.


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The work certificate shall contain:
a) the position filled by the Employee with the Employer;
b) an appraisal of the Employee's work.

The Employer shall only provide information concerning the circumstances contained in point b) upon the Employee's express request.

8. SETTLEMENT UPON TERMINATION

8.1 On termination of the employment the Employee shall hand over his work, all work equipment and documents according to the Employer's request to the designated person, and the Employee is obliged to make such settling.

The Employee shall initiate the hand-over at the latest on the last day of the employment and the hand-over should be organised by the Parties in such a way that it is concluded by the last day of the employment.

The Employee shall be at the Employer's service until the end of the hand-over. The Employee is responsible for any damage sustained by the Employer due to the inappropriate hand-over (e.g. keeping back of information, documents etc.).

9. OBLIGATIONS OF THE EMPLOYER

9.1 The Employer shall, by adherence to the regulations pertaining thereto, ensure conditions for healthy and safe work.

9.2 The Employer shall:
a) organize work so that the Employee may exercise his rights arising from employment and fulfill his obligations thereof;
b) provide the Employee with the information and guidance required for carrying out his work;
c) ensure the acquisition of knowledge required for performing work.

9.3 The Employer shall pay all justifiable expenses to the Employee, which occurred in connection with the employment.

10. OBLIGATIONS OF THE EMPLOYEE

10.1 The Employee shall:
a) appear at the prescribed place and time in a condition fit for work and spend his work time at work and during this time be at the Employee's disposal for the purpose of performing work;


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b) perform his work with the expected professional expertise and care in accordance with the regulations, stipulations and instructions pertaining to his work;
c) co-operate with his co-workers and perform his work in a way and, generally speaking demonstrate a behavior that will not endanger the health and physical safety of others, disturb their work, cause damage to them or elicit their disapproval;
d) fulfil his work duties personally.

10.2 The Employee declares that he is aware all of the regulations on managing directors and of the obligations stemming from this position and of the Deed of Foundation of the Employer.

10.3 The Employee is obliged to perform his job with the increased care expectable from persons holding such positions, in the best interests of the Employer. The Employee is liable to the Employer according to the regulations of civil law for damage to the Employer by culpably violating the law, the Deed of Foundation, resolutions passed by the Founder of the Employer, this Labour Contract and his job obligations.

11. NON-COMPETITION
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11.1 The Employee may only conclude additional commissions, entrepreneurial contracts or establish any other legal relations aiming additional employment relationship with third parties or other employment-related legal relationships with the prior written content of the Employer. This provision shall not apply to legal relationships established for the purpose of scientific or educational activities under copyright protection.

Upon signing this Labour Contract, the Employee declares that he is not in any legal relationship as defined in this sub point with any third party.

11.2  The Employee:
- shall not acquire shares in a company which is engaged in the same or similar activities or is in regular business contact with the Employer, with the exception of the acquisition of stock in a public company limited by shares;
- shall not conclude any transactions falling within the scope of the Employer's activities on his own behalf; and
- shall report if a close relative (see: Subsection (2) of Section 139 of the Labour Code) has become a member of a company which is engaged in the same or similar activities or is in regular business contact with the Employer, or has established an employment relationship or other employment-related legal relationship with an employer engaged in such activities.


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11.3 In the event of the violation of the prohibitions set forth in sub point
11.2 by the Employee, the Employer shall be entitled:
- to demand compensation; or
- to demand that the Employee to relinquish to the Employer the agreement concluded for himself in lieu of compensation; or
- to demand that the Employee surrender his profit originating from a deal concluded on another's behalf or to transfer his claim thereto to the Employer.


The Employer may enforce its claims described above within three months of the time when the person exercising the Employer's rights gains knowledge of the Employee's action in violation of the prohibition in this sub point, or within one year of the inception of such claim.

11.4 The Employer shall be entitled to terminate the employment relationship of the Employee if a close relative of the Employee has become a member of a company which is engaged in the same or similar activities or is in regular business contact with the Employer, or has established an employment relationship or other employment-related legal relationship with an employer engaged in such activities.

12. CONFIDENTIALITY
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12.1 The Employee is obliged to treat and maintain information concerning industrial (business) secrets that he learns of in the course of his work as well as all information pertaining to the Employer, his clients and his activities as confidential in the course of performing and after the termination of this Labour Contract.

In addition to this, the Employee shall not relate to unauthorised person information he has learned in connection with the fulfilment of his position and the revealing of which would have detrimental consequences for the Employer.

12.2 In the case of a breach of the confidentiality obligation by the Employee, the Employer is entitled to terminate this Labour Contract with immediate effect and to claim for any damage suffered.

13. HOLIDAYS
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13.1 Basic holiday is twenty workdays.

The twenty days increases to
a) twenty-one days upon the employee's turning twenty-five;
b) twenty-two days from his turning twenty-eight;
c) twenty-three day from his turning thirty-one;



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d)  twenty-four days from his turning thirty-three;
e)  twenty-five days from his turning thirty-five;
f)  twenty-six from his turning thirty-seven;
g)  twenty-seven from his turning thirty-nine;
h)  twenty-eight from his turning forty-one;
i)  twenty-nine from his turning forty-three;
j)  thirty from his turning forty-five.

The Employee shall first be entitled to a leave of greater duration in the year he turns the age specified above.

14.  STOCK OPTION

14.1 Provided that the Employee remains an employee of the Employer until May 24, 2001, the Employee will be offered stock options in respect of 50,000 shares in Dynamic IT Inc., a NASDAQ listed company.

As soon as the Stock Option Plan is introduced, the Employer will inform the Employee about the Stock Option Plan and its conditions.

15.  CLOSING PROVISIONS

15.1 This Labour Contract will be governed by and construed in accordance with the laws of Hungary and the parties stipulate the jurisdiction of the Capital Labour Court of Budapest.

15.2 Annex 1 constitutes an inseparable part of this Labour Contract.

15.3 This Labour Contract is signed in two (2) copies.

This Labour Contract has been signed in full compliance with the contractual intentions of the Parties.

London May 24, 2000                     Budapest, May 24, 2000

/s/ Patrick D. Doyle                    /s/ Peter Berecz
----------------------------------      --------------------------------
EMPLOYER                                EMPLOYEE
BANKNET KFT.                            MR. PETER BERECZ
Represented by
Dynamic I-T, Inc.
Name: Mr. Patrick D. Doyle
Position: member of the Board of Directors
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                                    ANNEX 1
                                WORK DESCRIPTION

JOB:                Managing Director
REPORTING TO:       the Founder
PLACE OF WORK:      Budapest, Hungary

WORK DESCRIPTION:

- The Managing Director carries out the administration of the Employer's business and represents the Employer in relation to third parties, before courts and other authorities. The duties of the Managing Director include every activity which is not prohibited by law and which does not fall within the exclusive competency of the Founder.

- The Managing Director manages the day-to-day operations of the Employer and ensures the smooth implementation of approved business plans.

- The Managing Director works with the Founder on all aspects of the Employer's future development.

- The Managing Director is obliged to follow the policies and guidelines and the code of business conduct adopted by the Founder's Board of Directors.

- The Managing Director is entitled to exercise the Employer's rights in relation to the employees of the Employer (i.e. BankNet Kft.)


     The Founder may deprive the Managing Director of his competence at any time and may instruct him in writing.


     Budapest, May 24, 2000



     /s/ Patrick D. Doyle                       /s/ Peter Berecz
     --------------------------------           --------------------------------
     EMPLOYER                                   EMPLOYEE
     BANKNET KFT.                               MR. PETER BERECZ
     Represented by
     Dynamic I-T, Inc.
     Name: Mr. Patrick D. Doyle
     Position: member of the Board of Directors



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